CERTIFICATE OF FORMATION

OF

AMG PANTHEON INFRASTRUCTURE FUND, LLC

This Certificate of Formation of AMG Pantheon Infrastructure Fund, LLC, dated as of November 21, 2024, is being duly executed and filed by the undersigned to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST: The name of the limited liability company is:

AMG Pantheon Infrastructure Fund, LLC

SECOND: The address of the registered office of the limited liability company in the State of Delaware is:

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

AMG PANTHEON INFRASTRUCTURE FUND, LLC

By:	/s/ Garret Weston
Name: Garret Weston
Title: Authorized Person